Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of CFS Bancorp, Inc. on Form S-8 (File Number 333-62053) of our report dated June 29, 2010, on the financial statements of Citizens Financial Bank 401 (k) Retirement Plan (formerly Citizens Financial Services, FSB Employees’ Savings & Profit Sharing Plan and Trust) for the year ended December 31, 2009, which report is included in its Annual Report on Form 11-K.

/ s /  BKD, LLP

Indianapolis, Indiana
June 29, 2010